UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

PPL Corporation
 (Exact name of registrant as specified in its charter)

Pennsylvania	1-11459	23-2758192
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Ninth Street Allentown, PA	18101-1179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 774-5151

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
On March 1, 2011, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that it had entered into a definitive agreement (“Agreement”) to acquire from a subsidiary of E.ON AG all of the equity interests of Central Networks East plc and Central Networks West plc (collectively, “Central Networks”), the second largest provider of electricity distribution services in the United Kingdom. A copy of the Company’s press release announcing the Agreement is furnished herewith as Exhibit 99.1.
In its press release, PPL also announced that on March 2, 2011 it would conduct a live conference call and webcast of a presentation by the Company’s management concerning its announcement of the Agreement. A copy of the presentation slides to be used in connection with the Company’s March 2, 2011 conference call and webcast is furnished herewith as Exhibit 99.2.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1 -	Press Release, dated March 1, 2011, announcing PPL’s Agreement to acquire Central Networks East plc and Central Networks West plc.
99.2 -	Slides to be used with the March 2, 2011 webcast announcing PPL’s Agreement to acquire Central Networks East plc and Central Networks West plc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ Vincent Sorgi
Vincent Sorgi
Vice President and Controller

Dated: March 1, 2011